UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2003

eFunds Corporation

(Exact name of registrant as specified in its charter)

Gainey Center II, Suite 300 8501 North Scottsdale Road Scottsdale, Arizona (Address of principal executive offices)	85253 (Zip Code)

Registrant’s telephone number, including area code: 480-629-7700

Commission File Number 0-30791

Delaware (State or other jurisdiction of incorporation or organization)	39-1506286 (IRS Employer Identification Number)

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

As previously discussed in the Company’s Current Report on Form 8-K dated October 14, 2003, Deloitte & Touche LLP (“Deloitte”) resigned as the Company’s independent auditors following the completion of their engagement to review the Company’s interim consolidated financial statements as of and for the three-and nine-month periods ended September 30, 2003. This engagement was completed on November 14, 2003 and Deloitte’s resignation was effective as of that date. The Company’s Audit Committee did not recommend that Deloitte resign.

Deloitte’s reports on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the 2001 and 2002 fiscal years, and the subsequent interim period through the date hereof, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports, other than as described in the following two paragraphs.

The Company and Deloitte had a difference of opinion with respect to the accounting for revenue related to a contract executed in March 2003 between the Company and an electronic funds processing customer. The Company and Deloitte disagreed about whether an option included in the contract that allows the customer to license the Company’s software under certain circumstances following the termination of the processing services provided by the Company had value such that a portion of the revenues from the contract would be required to be deferred over a four year period. Deloitte and the Company also differed on the methodology to be used to determine any value that may be attributable to the option. The difference between the accounting treatment afforded to the contract by the Company and the accounting treatment proposed by Deloitte was not material to the Company’s results of operations or financial position as of or for any of the quarterly periods ended March 31, 2003 or June 30, 2003. The Audit Committee has discussed this matter with Deloitte.

This disagreement was satisfactorily resolved prior to the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 2003, when the Company agreed to use the methodology that had been recommended by Deloitte to determine the value that should be attributed to the option. The application of this methodology to the contract resulted in an adjustment that served to defer approximately $550,000 in revenues from the contract for the nine-month period ended September 30, 2003. This adjustment was included in the Company’s interim consolidated financial statements as of and for the three and nine-month periods ended September 30, 2003.

The Company has authorized Deloitte to respond fully to any inquiries by its successor as the Company’s independent accountants concerning the accounting treatment afforded by the Company to this contract.

The Company has provided Deloitte with a copy of the foregoing disclosures, and a copy of Deloitte’s letter regarding such statements is attached as Exhibit 16.1.

On November 20, 2003, the Company’s Audit Committee engaged KPMG LLP as the Company’s new independent principal accountant to audit the Company’s financial statements.

Item 7. Financial Statements and Exhibits

(c) Exhibits

     The following exhibits are filed with this report:

Exhibit Number	Description	Method of Filing

16.1	Letter, dated November 21, 2003, of Deloitte & Touche LLP	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)

Date: November 21, 2003	/s/ Paul F. Walsh

Chief Executive Officer and Chairman (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit Number	Description	Page No.

16.1	Letter, dated November 21, 2003, of Deloitte & Touche LLP